UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2025

PROS Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33554	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3200 Kirby Drive, Suite 600	Houston	TX	77098
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code (713) 335-5151

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock $0.001 par value per share	PRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 22, 2025, PROS Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Portofino Parent, LLC, a Delaware limited liability company (“Parent”), and Portofino Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Parent (“Merger Subsidiary”), pursuant to which Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned direct subsidiary of Parent (the “Surviving Corporation”). Parent and Merger Subsidiary were formed by investment funds affiliated with Thoma Bravo, L.P. (“TB”) to acquire all of the Company’s outstanding shares of common stock (the “Company Common Stock”) for $23.25 per share, in cash, as described in more detail below. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings set forth in the Merger Agreement.

The board of directors of the Company (the “Board”) has unanimously approved the Merger Agreement and resolved to recommend approval of the Merger Agreement to the Company’s stockholders.

Effect on Capital Stock

At the Effective Time, each share of Company Common Stock outstanding as of immediately prior to the Effective Time (other than dissenting shares or any shares of Company Common Stock held by the Company as treasury stock or owned by Parent or any Subsidiary of the Company or Parent (including Merger Subsidiary)) will be cancelled and cease to exist and converted into the right to receive cash in an amount equal to $23.25 in cash, without interest (the “Merger Consideration”).

Treatment of Company Equity Awards and Employee Stock Purchase Plan

Each Vested Company RSU which is outstanding as of immediately prior to the Effective Time shall, automatically and without any required action on the part of Parent, Merger Subsidiary, the Company, or the holder thereof, be cancelled, with the former holder of such cancelled Vested Company RSU becoming entitled to receive for each share of Company Common Stock subject to such Vested Company RSU, an amount in cash, without interest and subject to deduction for any required withholding Tax, equal to the Merger Consideration. Parent will cause the Surviving Corporation to pay the Merger Consideration for each Vested Unit, without interest and subject to deduction for any required withholding Tax, on or promptly following the Closing Date to the former holder of the cancelled Vested Company RSU through its payroll system, payroll provider or accounts payable.

Each Unvested Company RSU that is outstanding as of immediately prior to the Effective Time shall, automatically and without any required action on the part of Parent, Merger Subsidiary, the Company, or the holder thereof, be cancelled and converted into the contingent right to receive for each share of Company Common Stock subject to such Unvested Company RSU, an amount in cash, without interest and subject to deduction for any required withholding Tax, equal to the Merger Consideration (collectively, the “Cash Replacement RSU Amounts”). The right to receive the Cash Replacement RSU Amounts with respect to such Unvested Company RSUs shall otherwise remain subject to the same vesting and settlement and other terms and conditions as were applicable to the Unvested Company RSUs for which they were exchanged immediately prior to the Effective Time (except for terms rendered inoperative or which become inapplicable by reason of the Merger or the other Transactions or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement RSU Amounts). Subject to the holder’s continued service with Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates or earlier satisfaction of the applicable vesting conditions for such Unvested Company RSUs, amounts in respect of the Cash Replacement RSU Amounts will vest and Parent will cause the Surviving Corporation to pay such amounts to such holder on the applicable Settlement Date.

Each Company MSU that is an Earned Unit outstanding as of immediately prior to the Effective Time shall, automatically and without any required action on the part of Parent, Merger Subsidiary, the Company, or any holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest and subject to deduction for any required withholding Tax, equal to the product of (i) the Merger Consideration multiplied by (ii) the applicable number of shares of Company Common Stock subject to such Earned Units as of immediately prior to the Effective Time. With respect to each such Earned Unit that is an Accelerated Unit, Parent shall cause the Surviving Corporation to pay the Merger Consideration for each such Accelerated Unit, without interest thereon and subject to deduction for any required withholding Tax, or promptly following the Closing Date through its payroll system, payroll provider or accounts payable. With respect to each such Earned Unit that is a Vested Earned Unit that has a Settlement Date that follows the Closing Date, Parent will cause the Surviving Corporation to pay the Merger Consideration for each such Vested Earned Unit, without interest and subject to deduction for any required withholding Tax to such holder on its applicable Settlement Date through its payroll system, payroll provider or accounts payable. The right to receive the Merger Consideration with respect to any Earned Units that are Unvested Earned Units as of immediately prior to the Effective Time (such consideration, the “Cash Replacement MSU Amounts”) shall otherwise remain subject to the same vesting, settlement and other terms and conditions as were applicable to such Unvested Earned Units for which they were exchanged immediately prior to the Effective Time (except for terms rendered inoperative or which become inapplicable by reason of the Merger or the other Transactions or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Cash Replacement MSU Amounts). Subject to the holder’s continued service with Parent and its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable Settlement Date for the Cash Replacement MSU Amounts, Parent will cause the Surviving Corporation to pay for the Cash Replacement MSU Amounts to such holder on the applicable Settlement Date through its payroll system, payroll provider or accounts payable. At the Effective Time, and without any action on the part of Parent, Merger Subsidiary, the Company or any holder of Company MSUs, each Company MSU that is not and has not become an Earned Unit as of immediately prior to the Effective Time shall be automatically cancelled without payment of any consideration.

As soon as practicable following the Agreement Date, and in any event prior to the Effective Time, the Board shall adopt such resolutions and take such other necessary actions to provide that (i) with respect to any outstanding Offering Period(s) under the Company ESPP as of the Agreement Date, no participant in the Company ESPP may increase the percentage amount of his or her payroll deduction election or contribution rate in effect on the Agreement Date for such Offering Period or make any separate non-payroll contributions to the Company ESPP on or following the Agreement Date and no new participants may participate in such Offering Period and such Offering Period shall not be extended beyond its current end date; (ii) no new participants will commence participation in the Company ESPP; (iii) no new Offering Period will be authorized or commenced under the Company ESPP on or after the Agreement Date; (iv) any such Offering Period under the Company ESPP that does not end prior to the Effective Time will terminate and a Purchase Date (as such term is defined in the Company ESPP) will occur under the Company ESPP no later than five (5) business days prior to the day on which the Effective Time occurs (the “Final Exercise Date”), in which case any shares of Company Common Stock purchased pursuant to such Offering Period shall be treated the same as all other shares of Company Common Stock, and will be cancelled at the Effective Time and converted into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement; and (v) immediately prior to, and subject to the occurrence of the Effective Time, the Company ESPP will terminate and no further rights shall be granted or exercised under the Company ESPP thereafter. On the day following the Final Exercise Date, any funds credited as of such date under the Company ESPP that are not used to purchase shares of Company Common Stock on the Final Exercise Date within the associated accumulated payroll withholding account for each participant under the Company ESPP shall be refunded to the applicable participant in accordance with the terms of the Company ESPP.

Representations, Warranties and Covenants

The Company has made customary representations and warranties in the Merger Agreement, including, among others, covenants to use commercially reasonable efforts to (a) conduct its business in the ordinary course in all material respects during the interim period between the execution of the Merger Agreement and the consummation of the Merger and (b) preserve intact in all material respects its respective current business organizations, keep available the services of its respective key employees and maintain its respective relations and goodwill with the Persons having material business relationships with the Company or the Company Subsidiaries. The Company has also agreed not to engage in certain specified actions during that period unless (i) expressly required or permitted by the Merger Agreement, (ii) required by applicable law, (iii) disclosed in the disclosure schedules delivered by the Company to Parent concurrently with execution of the Merger Agreement or (iv) consented to in writing in advance by Parent.

No Shop

The Merger Agreement provides for customary “no-shop” restrictions under which the Company and its representatives are generally prohibited from (a) soliciting Acquisition Proposals from third parties, (b) participating in any discussions, communications or negotiations with third parties regarding Acquisition Proposals, (c) providing any person with information with the intent to encourage or facilitate an Acquisition Proposal or (d) approving or entering into any letter of intent or similar contract relating to an Acquisition Proposal. The Company has further agreed to cease and cause to be terminated any existing discussions or negotiations, if any, with regard to alternative acquisition proposals.

Closing Conditions

Consummation of the Merger is subject to customary closing conditions, including, without limitation, the absence of certain legal restraints, the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other applicable Antitrust Law, and approval by the holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote on the Merger.

Consummation of the Merger by Parent and Merger Subsidiary is further subject to satisfaction of customary closing conditions on the part of the Company, including, without limitation, the Company having performed, or complied with, in all material respects its agreements, covenants and other obligations required to be performed or complied with by the Merger Agreement at or prior to the Closing, the representations and warranties of the Company being true and correct (subject in certain instances to materiality qualifiers), and no Company Material Adverse Effect.

Consummation of the Merger by the Company is further subject to satisfaction of customary closing conditions on the part of Parent and the Merger Subsidiary, including, without limitation, Parent and Merger Subsidiary having performed, or complied with, in all material respects all of their respective agreements, covenants and obligations required to be performed or complied with by each of them under the Merger Agreement at or prior to the Closing, the representations and warranties of Parent and Merger Subsidiary being true and correct.

Termination

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of approximately $39.6 million. Among other termination rights, and subject to certain limitations, (i) either the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by September 22, 2026 and (ii) the Company and Parent may mutually agree to terminate the Merger Agreement.

Financing Commitment

Parent and Merger Subsidiary have secured committed financing for the Transactions, consisting of equity to be provided by that certain investment fund affiliated with TB, on the terms and subject to the conditions set forth in the equity commitment letter provided by such fund, the aggregate proceeds of which will be sufficient for Parent to (i) pay the aggregate Merger Consideration payable on or promptly following the Closing Date, (ii) consummate the Merger and pay all related fees and expenses of the Company, Parent and Merger Subsidiary required to be paid in connection with the Closing, and (iii) make any payments and/or settle any conversions required to be made at or after the Closing in respect of the Company’s 2.250% Convertible Senior Notes Due 2027 and the Company’s 2.50% Convertible Senior Notes Due 2030 (collectively, the “Convertible Notes”), as a result of the Transactions and to repurchase the Convertible Notes.

Upon termination of the Merger Agreement under specified circumstances, the Company will be able to seek monetary damages from Parent under the equity commitment letter, up to a cap of $97.5 million.

Description of Merger Agreement Not Complete

The foregoing description of the Merger Agreement and the Transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Parent or Merger Subsidiary. The representations, warranties, covenants and other agreements contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified and modified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Investors should be aware that the representations, warranties, covenants and other agreements or any description thereof may not reflect the actual state of facts or condition of the Company, Parent or Merger Subsidiary. Moreover, information concerning the subject matter of the representations, warranties, covenants and other agreements may change after the date of the Merger Agreement. Further, investors should read the Merger Agreement not in isolation, but only in conjunction with the other information that the Company includes in reports, statements and other filings it makes with the Securities and Exchange Commission (the “SEC”).

Forward-looking statements

This Current Report on Form 8-K contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, including the timing of the proposed Transaction and other information relating to the proposed Transaction. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the proposed Transaction and other information relating to the proposed Transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Those following important factors and uncertainties, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risk that the Transactions may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Common Stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the Transactions, including the adoption of the Merger Agreement by the stockholders of the Company and the receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the risk that the Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee; (v) the effect of the announcement or pendency of the Transactions on the Company’s business relationships, operating results and business generally, (vi) risks that the proposed Transaction disrupts current plans and operations, (vii) risks related to diverting management’s attention from the Company’s ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the Transaction, (ix) the Company’s ability to retain, hire and integrate skilled personnel including the Company’s senior management team and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed Transactions, (x) unexpected costs, charges or expenses resulting from the proposed Transactions; (xi) the impact of adverse general and industry-specific economic and market conditions, (xii) risks caused by delays in upturns or downturns being reflected in the Company’s financial position and results of operations, (xiii) risks that the benefits of the Merger are not realized when and as expected, (xiv) uncertainty as to timing of completion of the proposed Merger, and (xv) other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended

December 31, 2024, the Company’s subsequent Quarterly Reports on Form 10-Q, and in other reports and filings with the SEC. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. The Company cautions you that the important factors referenced above may not contain all of the factors that are important to you. In addition, the Company cannot assure you that the Company will realize the results or developments expected or anticipated or, even if substantially realized, that they will result in the consequences or affect the Company or the Company’s operations in the way the Company expects. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. Except as required by applicable law or regulation, the Company does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Acquisition and Where to Find It

This Current Report on Form 8-K is being made in respect of the proposed Transaction involving the Company, with Portofino Parent, LLC, a Delaware limited liability company, and Portofino Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Parent. The Company expects to seek, and intends to file with the SEC a proxy statement and other relevant documents in connection with a special meeting of the Company’s stockholders for purposes of obtaining, stockholder approval of the proposed Transaction. The Company may also file other relevant documents with the SEC regarding the proposed Transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC. The definitive proxy statement (when available) will be sent or given to the stockholders of the Company and will contain important information about the proposed Transaction and related matters. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC BY THE COMPANY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors will be able to obtain a free copy of the proxy statement and other documents containing important information about the Company and the proposed Transaction, once such documents are filed by the Company with the SEC at the SEC’s website at www.sec.gov or from the Company at its website at https://ir.pros.com/.

Participants in the Solicitation

The Company, and certain of its directors and executive officers, may be deemed to be participants in the solicitation of proxies in connection with the proposed Transaction. Information about the Company’s directors and executive officers is set forth in (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, which was filed with the SEC on February 12, 2025, (ii) the Company’s Definitive Proxy Statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 28, 2025, as supplemented on April 7, 2025, under the headings “Directors”, “Director Compensation”, “Executive Officers”, “Compensation Discussion and Analysis”, “Executive Compensation”, “Security Ownership”, and “Related Party Transactions”, (iii) to the extent holdings of Company securities by its directors or executive officers have changed since the amounts set forth in the Company’s proxy statement for its 2025 annual meeting of stockholders, such changes have been or will be reflected on Forms 3, 4 and 5, filed with the SEC, (iv) the Company’s Current Report on Form 8-K, which was filed on May 1, 2025, and (v) and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the Company’s definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed Transaction when such materials become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. Copies of the documents filed with the SEC by the Company will be available free of charge through the website maintained by the SEC at sec.gov and the Company’s website at https://ir.pros.com/.

No Offer

No person has commenced soliciting proxies in connection with the proposed Transaction referenced in this Current Report on Form 8-K, and this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

The disclosure schedules to and certain provisions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K as they contain information that is both not material and of the type that the registrant treats as private or confidential. The registrant agrees to supplementally furnish an unredacted copy of this exhibit, including any schedule hereto, to the SEC upon its request; however, the registrant may request confidential treatment of such unredacted copy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROS HOLDINGS, INC.

Date: September 22, 2025	By:	/s/ Damian W. Olthoff
	Name:	Damian W. Olthoff
	Title:	General Counsel and Secretary